July 12, 1995



OFIS Filer Support
SEC
Operations Center
Mail stop 0-7
6432 General Green Way
Alexandria, VA  22312-2413


               Re:  The Donaldson Company, Inc.
                    Amendment No. 10 to Schedule 13D
                    CUSIP # 257651109

Gentlemen:

          Pursuant to Rule 902(g) of Regulation S-T, we enclose an electronic filing of Amendment No. 10 to Schedule 13D with respect to The Donaldson Company, Inc.



                                        Sincerely,



                                        James E. McKee
                                        Co-General Counsel




JEM/af
Enclosure(s)